Exhibit 99.1

Swarmer Reports Third Quarter 2026 Financial Results and Provides Business Update

AUSTIN, Texas, Nov. 10, 2026 — Swarmer, Inc (“Swarmer” or the “Company) (NASDAQ: SWMR), a defense technology company whose autonomy software has supported more than 100,000 real-world combat missions in Ukraine since April 2024, today announced financial results for the third quarter ended September 30, 2026, and provided an update on its strategy and recent business developments.

Management Commentary

“The third quarter marked a pivotal period for Swarmer as we made meaningful progress toward our vision of bringing combat-tested technologies from Ukraine to allied nations,” said Alex Fink, Swarmer’s President and U.S. CEO. “With the pending acquisition of Ratel Robotics, our planned acquisition of intellectual property and R&D personnel from Vataga Drone, and our expanding relationship with Vectus Air Defense, we believe we are transforming Swarmer from a standalone software provider into a supplier of integrated, end-to-end defense solutions.”

“Ground vehicles, air defense and integrated autonomous drone kits represent the three pillars of our expanding market position,” Fink said. “We anticipate these initiatives will strengthen our capabilities and position us to pursue larger opportunities through direct government sales. We remain committed to our vendor-agnostic software platform while investing in the hardware capabilities needed to deliver complete solutions with autonomy built in from the start.”

Third Quarter 2026 and Recent Operational Highlights

•	Ratel Robotics: Signed a definitive agreement on September 9, 2026, to acquire Ratel Robotics (“Ratel”), a leading Ukrainian manufacturer of unmanned ground vehicles (UGV). Shareholders approved the related issuance of common stock on November 2, 2026. Swarmer expects the acquisition to close in November 2026, subject to remaining closing conditions. Ratel’s preliminary unaudited revenue was $42.1 million for the first nine months of 2026, including $32.5 million in the third quarter and $14.9 million in September. These figures were prepared by Ratel’s management, have not been reviewed or audited by Swarmer’s independent registered public accounting firm, were not prepared in accordance with U.S. generally accepted accounting principles, and may change.

•	Ratel outlook: Management expects Ratel to generate fourth quarter 2026 revenue of $35 million to $40 million, with operating margins of 13% to 17%. As of September 30, 2026, Ratel has approximately $65.1 million in backlog under previously signed government contracts, and the acquisition agreement includes performance-based earnouts tied to future revenue and operating income targets. These estimates and targets are not guarantees of future performance.

•	Vataga Drone: Announced a pending acquisition of intellectual property and research and development personnel associated with Vataga Drone, including designs and technologies for combat-tested quadcopters, interceptors and initiation boards.

•	Vectus Air Defense Systems: Entered into a memorandum of understanding to manufacture and sell complete air defense systems. Swarmer holds a 20% equity interest in Vectus. Subject to definitive agreements and customary approvals, Vectus has expressed an intent to purchase at least 40 systems in the first year after production begins and at least 80 in the second. The estimated MSRP is $5 million to $6 million per system and these are not binding orders or recognized revenue.

The Company’s reported third-quarter results do not include Ratel’s financial performance as the Ratel acquisition remains pending.

Third Quarter 2026 Financial Results

Unless otherwise noted, comparisons are with the third quarter ended Sept. 30, 2025.

•	Revenue was $25,554, compared with $35,771 a year earlier. Revenue primarily reflected support services under existing customer agreements.

•	Gross loss was $47,093, compared with a gross loss of $9,670 in the prior-year quarter.

•	Operating expenses were approximately $9.4 million, compared with $0.8 million in the third quarter of 2025. Operating expenses in the third quarter of 2026 included approximately $1.7 million in noncash stock-based compensation expenses, compared with $18 thousand the third quarter of 2025.

•	Net loss was approximately $9.3 million, compared with approximately $3.4 million in the prior-year quarter.

•	Cash and cash equivalents totaled approximately $37.3 million as of Sept. 30, 2026, compared with $25.3 million as of June 30, 2026. The increase was primarily driven by proceeds under the company’s equity line of credit.

Conference Call

Management will host its third-quarter earnings conference call today, November 10, 2026, at 5:00 p.m. Eastern time to discuss these results in more detail, followed by a question-and-answer session.

Registration Link: https://swarmer-3q2026.open-exchange.net/registration.

About Swarmer

Swarmer™ is a defense technology company that specializes in vendor-agnostic software which allows one operator to intuitively control hundreds of autonomous platforms in real time. Swarmer’s primary mission areas include autonomous swarm coordination, integration of multi-domain unmanned systems and AI-powered autonomy software for distributed operations. Swarmer’s technology has been rigorously validated in real-world kinetic environments and was first deployed in combat operations in Ukraine in April 2024. Since then, it has completed more than 100,000 combat missions, generating terabytes of proprietary data that informs its machine-learning models and enables the replication of advanced pilot performance at scale. Swarmer’s routine use in combat missions generates continuous streams of telemetry, sensor data and operational feedback which are then used to refine performance, increase resilience and accelerate learning. Swarmer has headquarters in Austin, Texas, and maintains operations and teams in Ukraine, Poland and Estonia. For more information, visit www.swarmer.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements about Swarmer’s strategy, future financial and operating results, market opportunity, customer engagement, product development, technology integrations, expansion into new markets, future revenue opportunities, expected customer mix, potential deployments, and the anticipated benefits of the Company’s relationships, memoranda of understanding, partnerships, and other commercial initiatives; the Company’s plans to expand adoption of its autonomy software across additional unmanned platforms and domains, including aerial and ground-based autonomous systems; the proposed acquisition of Ratel Robotics, including the anticipated timing and completion of the acquisition, the satisfaction of remaining closing conditions, the achievement of performance or delivery milestones, the integration of Ratel Robotics’ personnel, operations, technology and products, and the anticipated operational, commercial and strategic benefits of the acquisition; Ratel Robotics’ estimated revenue and operating margins for the fourth quarter of 2026 and its future revenue growth; the expected benefits of the memorandum of understanding with Vectus Air Defense Systems, including the manufacture, sale and deployment of mobile air defense systems and Vectus’s stated intent to purchase systems; the proposed acquisition of certain intellectual property of Vataga Drone and the planned addition of its engineering team; the Company’s liquidity, capital resources, use of its equity line of credit, need for additional financing and ability to continue as a going concern; the Company’s strategy to evaluate and pursue additional strategic opportunities; planned investment in engineering, product development, operational and platform integration capabilities; and the Company’s ability to become a foundational software layer for autonomous and collaborative systems.

Forward-looking statements are based on current expectations, estimates, forecasts, and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: the Company’s limited operating history as a public company; its history of losses and limited current revenue; the Company’s need for additional capital, the availability of funds under its equity line of credit and the dilution resulting from sales under it; the risk that the acquisition of Ratel Robotics is not completed on the anticipated timeline or at all, or that its anticipated benefits are not realized; difficulties integrating acquired businesses, technology and personnel, including in Ukraine; the risk that the unaudited financial information and estimates for Ratel Robotics, which were prepared by Ratel Robotics’ management and have not been reviewed or audited by the Company’s independent registered public accounting firm or prepared in accordance with U.S. generally accepted accounting principles, change materially or do not reflect results Ratel Robotics will achieve as part of the Company; customer concentration and the timing, non-renewal, or loss of customer engagements; the Company’s ability to convert pilot programs, memoranda of understanding, and development-stage relationships into binding commercial contracts or revenue; defense procurement cycles and government budget priorities; geopolitical conditions affecting operations, customers, suppliers, and deployments in Ukraine and other regions; export control, sanctions, defense trade, procurement, and other regulatory requirements; competition in the defense technology and autonomous systems markets; the Company’s ability to develop, validate, scale, and integrate its software across third-party unmanned platforms; risks associated with artificial intelligence, machine learning, data availability, data quality, cybersecurity, and operational performance in real-world environments; reliance on key personnel and technical talent; supply chain and manufacturing constraints affecting the Company, its customers or partners; and the other risks described in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law. Additional risks and uncertainties are described in Swarmer’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in Swarmer’s most recent registration statement, most recent Quarterly Report on Form 10-Q and other filings filed with or furnished to the SEC.

Investor relations: swarmer@icr-inc.com

Media relations: media@swarmer.com